Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Sterling Financial Corporation

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136001, 333-130512, 333-156568, 333-160701, and 333-169579) and Form S-8 (No. 333-144956, 333-141006, 333-136000, 333-139490, 333-111802, 333-105723, 333-61452, 333-44078, 333-69481, 333-171070, and 333-175426) of Sterling Financial Corporation, of our report dated March 8, 2011, relating to the consolidated financial statements as of December 31, 2010 and for each of the two years in the period ended December 31, 2010 which appear in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington

February 28, 2012